Teligent names John C. Wright, Ernst & Young partner, as chief financial officer James V. Continenza of Lucent becomes senior vice president for operations strategy.

Vienna, Va., September 8, 2000 - Teligent, a global leader in broadband communications, today named John C. Wright, a partner in the Washington office of Ernst & Young, as its new chief financial officer.

Wright, 52, is a 29-year E&Y veteran who has extensive experience in mergers and acquisitions, international tax and finance, securities and regulatory matters. For the past two years Wright has served as the senior Ernst & Young partner managing the firm's relationship with Teligent.

"John has an intimate knowledge of our financial affairs, our business plan, our internal operations and the Teligent team. We're delighted that he has accepted our offer to join us as we move Teligent to the next phase of its development," said Teligent Chairman and Chief Executive Officer Alex J. Mandl.

A native of North Carolina, Wright has worked in Ernst & Young's Washington office since 1987, most recently as a partner in the firm's Technology, Communications and Entertainment Group. He originally joined Ernst & Young in 1971 in Charlotte, N.C.

Mandl also announced the appointment of James V. Continenza as senior vice president for operations strategy. Continenza had been president and chief executive officer of Lucent Technologies Product Finance.

In his 11 years at AT&T and Lucent, Continenza, 38, was promoted to increasingly responsible positions with AT&T's small business division, Lucent's business communications systems unit and Lucent Technologies Product Finance.

At Teligent, Continenza will work with the senior management team to improve operations processes and help the company become more efficient and effective in serving customers.

"Jim has a tremendous operational track record at Lucent, and I know he'll bring great value to Teligent as we continue to streamline our operations and increase our efficiency," Mandl said.

Mandl also announced that he will assume responsibility for Teligent's operations, effective immediately, following the decision by Teligent President and Chief Operating Officer Kirby G. "Buddy" Pickle to accept a position as chief executive officer of PF.Net, a fiber backbone company.

"During the past 20 years, my corporate life has been spent in senior operations roles at companies such as AT&T and Sea-Land Services, Inc., The world's leading shipping company. Now I will assume that role at Teligent, effective immediately, in addition to maintaining my responsibilities as chairman of the board," Mandl said.

"As Teligent's first COO, Buddy Pickle played a key role in getting the company up and running," Mandl added. "Together, we built our networks, installed our back office systems, brought our first products to market and began serving our first customers. As Buddy moves on to meet new challenges as a chief executive officer, all of us at Teligent wish him the best."
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Reporting to Mandl in his new role are: Hamid Akhavan, senior vice president and chief technology officer; Steve Bell, senior vice president for human resources; Continenza, senior vice president for operations strategy; Aki Debayo-Doherty, senior vice president, international; Larry Harris, senior vice president and general counsel; Mike Kraft, senior vice president for marketing and investor relations; Stan Manoogian, senior vice president for corporate development; Susan Shook, senior vice president for customer operations; Robert Stewart, senior vice president for communications; Bruce Wagner, senior vice president for field operations; and Wright, senior vice president and chief financial officer.

                                 About Teligent

Based in Vienna, Virginia, Teligent, Inc. (Nasdaq: TGNT) is a global leader in broadband communications offering business customers local, long distance, high-speed data and dedicated Internet services over its digital SmartWave TM local networks in 42 major markets throughout the United States. The company is working with international partners to extend its reach into Europe, Asia and Latin America. Teligent's offerings of regulated services are subject to all applicable regulatory and tariff approvals. For more information, visit the Teligent website at: www.teligent.com.